UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 8, 2013
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
Amendment to Unsecured Revolving Credit Facility
On August 8, 2013, MCG Capital Corporation, a Delaware corporation (“MCG” or the “Company”) and Bank of America, N.A. executed an amendment (the “Unsecured Revolver Amendment”) to the Company's $20.0 million unsecured revolving credit facility (the “Credit Facility”). Under the Unsecured Revolver Amendment (i) MCG is required to maintain a zero balance on the Credit Facility for a period of at least five consecutive days during the six-month period immediately preceding June 30th and December 31st of each year, which testing was previously required quarterly, and (ii) advances under the Credit Facility will bear interest at the London Interbank Offer Rate plus 4.0% per annum.
The Company did not pay an amendment fee in connection with the Unsecured Revolver Amendment.
As of this date, there are no borrowings outstanding under the Credit Facility and the maturity date of the Credit Facility remains at November 21, 2014.
The foregoing description of the Unsecured Revolver Amendment is not complete and is qualified in its entirety by the full text of such amendment, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.
Item 9.01.   Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	First Amendment to Financing Agreement dated as of August 8, 2013 between MCG Capital Corporation and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: August 8, 2013	By:	/s/ Keith Kennedy
Keith Kennedy
Chief Financial Officer